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CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(b)4, AND 240.24

Exhibit 10.54

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of this 21 day of December, 2004 by and between ISIS PHARMACEUTICALS, INC., a subsisting corporation under the laws of the State of Delaware ("ISIS"), and DRUG ROYALTY USA, INC., a subsisting corporation under the laws of the State of Nevada ("DRC").

RECITALS:

A.
ISIS and DRC are parties to the Sale and Assignment Agreement.

B.
ISIS has covenanted pursuant to the terms of the Sale and Assignment Agreement to enter into this Agreement, under which ISIS grants to DRC a first priority security interest in and to the Collateral as general and continuing security for the due performance and payment of all of ISIS' obligations to DRC under the Sale and Assignment Agreement.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ISIS covenants, acknowledges, represents and warrants to and in favor of DRC as follows:

        SECTION 1.    Definitions.

        For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth in Schedule 1 hereto.

        SECTION 2.    Grant of Security.

        ISIS hereby grants to DRC a continuing security interest in and lien on all right, title and interest of ISIS in and to the following personal property, whether now or hereinafter existing, whether tangible or intangible and wherever the same may be located (collectively, the "Collateral"):

          (a)   the Patent Collateral;

          (b)   the License Agreement, including, without limitation, (i) all rights of ISIS to receive moneys due or to become due under or pursuant to the License Agreement, (ii) all rights of ISIS to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the License Agreement, (iii) all claims of ISIS for damages arising out of any breach of or default under the License Agreement, and (iv) all rights of ISIS to terminate, amend, supplement, modify or exercise rights or options under the License Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (c)   if any court or other tribunal of competent jurisdiction determines that the Assigned Rights or any of the payments with respect thereto are property of ISIS or its bankruptcy estate, the Assigned Rights; and

          (d)   all proceeds, products, royalties, payments, property and license fees of or from any and all of the foregoing collateral (excluding, for greater certainty, the Royalty Interest unless paragraph (c) above applies) and, to the extent not otherwise included, all payments under insurance (whether or not DRC is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, excluding (i) all proceeds and other consideration arising under Permitted Licenses of the Patent Collateral and (ii) the milestone payments pursuant to Sections 3.1.1 and 3.1.2 of the License Agreement.

        Subject to the terms and conditions of this Agreement, in no event shall the granting of a security interest in the Collateral pursuant hereto be construed to limit or otherwise restrict ISIS' ability to exploit (including through granting Permitted Licenses) the Patents and the Licensed Patent Rights for any purposes outside the Field.

        Each item of Collateral listed in this Section 2 that is defined in Articles 8 or 9 of the UCC, shall have the meaning set forth in the UCC, it being the intention of ISIS that the description of the Collateral set forth above be construed to include the broadest possible range of assets, except for assets expressly excluded as set forth in this Agreement.

        SECTION 3.    Security for Obligations.

        This Agreement secures, and the Collateral charged by ISIS is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Subsection 362(a) of the Bankruptcy Code), of all Secured Obligations of ISIS.

        SECTION 4.    ISIS to Remain Liable.

        Anything contained herein to the contrary notwithstanding, (a) ISIS shall remain liable under any contracts, licenses and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by DRC of any of its rights hereunder shall not release ISIS from any of its duties or obligations under the contracts, licenses and agreements included in the Collateral, and (c) DRC shall not have any obligation or liability under any contracts, licenses and agreements included in the Collateral by reason of this Agreement, nor shall DRC be obligated to perform any of the obligations or duties of ISIS thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        SECTION 5.    Representations and Warranties.

        ISIS represents and warrants as follows:

          (a)   Ownership of Collateral.    Except as expressly permitted by the Sale and Assignment Agreement and for the security interest created by this Agreement, ISIS owns the Collateral free and clear of any lien. Except as expressly permitted by the Sale and Assignment Agreement and such as may have been filed in favor of DRC relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

          (b)   Office Locations; Type and Jurisdiction of Organization.    The chief place of business, the chief executive office and the office where ISIS keeps its records regarding the Collateral are, as of the date hereof, located at the locations set forth on Schedule 5(b); ISIS' type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization and organization number provided by the applicable government authority of the jurisdiction of organization are listed on Schedule 5(b).

          (c)   Names.    ISIS (or any predecessor by merger or otherwise) has not, within the four month period preceding the date hereof, had a different name from the name listed on the signature pages hereof.

          (d)   Patent Collateral.

            (i)    a true and complete list of all patent applications and registered patents comprising the Licensed Patent Rights is set forth in Schedule 5(d)(i); and

            (ii)   the representations and warranties made by ISIS pursuant to Subsection 2.1 (g) of the Sale and Assignment Agreement shall be deemed to be incorporated herein by reference and form part of this Agreement with all references therein to Schedule "E" changed to Schedule 5(d)(i) and all other applicable changes as the context requires.

          (e)   Perfection.    ISIS intends for the security interests in the Collateral granted to DRC hereunder to constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming ISIS as "debtor", naming DRC as "secured party" and describing the Collateral in the filing offices with respect to ISIS set forth on Schedule 5(e), and (ii) in the case of the Patent Collateral, in addition to the filing of such UCC financing statements, the filing of a grant of patent security interest, substantially in the form of Exhibit I annexed hereto, with a national Patent Office anywhere in the world, including but not limited to, the United States Patent and Trademark Office (such Grant of Patent Security Interest being referred to herein as the "Grant"), the security interests in the Collateral granted to DRC are intended by ISIS to constitute perfected security interests therein prior to all other liens and security interests. Without limiting the generality of the foregoing, ISIS agrees that it shall not, and shall not assist or encourage any third party to, challenge or contest the validity, attachment, perfection or priority of the security interests in the Collateral granted to DRC hereunder.

        SECTION 6.    Further Assurances.

          (a)   Generally.    ISIS agrees that from time to time, at the expense of ISIS, ISIS will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that DRC may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable DRC to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, ISIS will: (i) (A) execute and file such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that DRC has control of specified items of Collateral and (C) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as DRC may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) furnish to DRC from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as DRC may reasonably request, all in reasonable detail, (iii) at DRC's request, appear in and defend any action or proceeding that may affect ISIS' title to or DRC's security interest in all or any part of the Collateral, and (iv) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to DRC with respect to any Collateral. ISIS hereby authorizes DRC to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of ISIS. ISIS agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by ISIS shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

          (b)   Patent Collateral.    For the avoidance of doubt, if ISIS shall hereafter obtain rights to any reissue, re-examination, division, continuation, renewal, extension, continuation-in-part or foreign counterpart of any Patent or any improvement of any Patent then in any such case, the provisions of this Agreement shall automatically apply thereto.

        SECTION 7.    Certain Covenants of ISIS.

        ISIS shall:

          (a)   not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b)   notify DRC of any change in its name, identity or corporate structure within fifteen (15) days of such change;

          (c)   give DRC thirty (30) days' prior written notice of any change in its chief place of business, chief executive office or residence or the office where ISIS keeps its records regarding the Collateral or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of ISIS; and

          (d)   pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that ISIS shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against ISIS or any of the Collateral as a result of the failure to make such payment.

        SECTION 8.    Special Covenants With Respect to the Collateral.

          (a)   ISIS shall:

            (i)    diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business; and

            (ii)   use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, ISIS' rights and interests in any property included within the definition of Collateral, excluding Permitted Licenses of the Patent Collateral so long as such licenses do not in any way impair the security interest created by this Agreement or DRC's rights in the Collateral in the Field.

          (b)   Except as otherwise provided in this Section 8 and the Sale and Assignment Agreement (and subject to the payment of Royalties to [***] pursuant to the Eyetech Consent), ISIS shall continue to collect, at its own expense, all amounts due or to become due to ISIS in respect of the Collateral or any portion thereof. In connection with such collections, ISIS may take (and, after the occurrence and during the continuance of any Event of Default at DRC's reasonable direction, shall take) such action as ISIS or DRC may deem reasonably necessary or advisable to enforce collection of such amounts; provided, DRC shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to ISIS of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to DRC, and, upon such notification and at the expense of ISIS, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as ISIS might have done. After receipt by ISIS of the notice from DRC referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by ISIS in respect of amounts due to ISIS in respect of the Collateral or any portion thereof shall be received in trust for the benefit of DRC hereunder, shall be segregated from other funds of ISIS and shall be forthwith paid over or delivered to DRC in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 12 hereof, and (ii) ISIS shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

          (c)   the covenants made by ISIS pursuant to Sections 3.1, 3.2 and 3.5 of the Sale and Assignment Agreement shall be deemed to be incorporated herein by reference and form part of this Agreement with all applicable changes as the context requires.

          (d)   ISIS shall concurrently with the execution and delivery of this Agreement, execute and deliver to DRC five (5) originals of a Special Power of Attorney in the form of Exhibit II annexed hereto for execution of an assignment of the Collateral to DRC, or the implementation of the sale or other disposition of the Collateral pursuant to DRC's exercise of the rights and remedies granted hereunder; provided, however, DRC agrees that it will not exercise its rights under such Special Power of Attorney unless an Event of Default has occurred and is continuing.

          (e)   If ISIS grants a Permitted License of the Patent Collateral, DRC shall enter into a non-disturbance agreement or other similar arrangement, at ISIS' request and expense, with ISIS and any licensee of any Patent Collateral outside of the Field under a Permitted License in form and substance reasonably satisfactory to DRC pursuant to which (i) DRC shall agree not to disturb or interfere with such licensee's rights under its license agreement with ISIS so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Patent Collateral licensed to it is subject to the security interest created in favor of DRC and the other terms of this Agreement and the enforcement by DRC of such rights will not constitute a disturbance or interference of the licensee's rights under its Permitted License.

          (f)    ISIS further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to DRC, that DRC has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against ISIS, and ISIS hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

        SECTION 9.    DRC Appointed Attorney-in-Fact.

        ISIS hereby irrevocably appoints DRC, or any person or agent as DRC may designate, as ISIS' attorney-in-fact, with full authority in the place and stead of ISIS and in the name of ISIS, DRC or otherwise, from time to time in DRC's discretion to take any action and to execute any instrument that DRC may in its sole discretion deem necessary or advisable to accomplish the following:

          (a)   upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b)   upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

          (c)   upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that DRC may in its sole discretion deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of DRC with respect to any of the Collateral;

          (d)   to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by DRC in its sole discretion, any such payments made by DRC to become obligations of ISIS to DRC, due and payable immediately without demand;

          (e)   upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, drafts against debtors, assignments, verifications, notices and other documents relating to the Collateral; and

          (f)    upon and at any time after the occurrence and during the continuance of an Event of Default, to prepare, file and sign ISIS' name on an assignment document in the form of Exhibit III annexed hereto (including without limitation Schedule A thereto) with such modifications thereto as DRC may in its sole discretion deem necessary or desirable to transfer ownership of the Collateral to DRC or an assignee or transferee of DRC.

        SECTION 10.    Standard of Care.

        The powers conferred on DRC hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the accounting for moneys actually received by DRC hereunder, DRC shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. DRC shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which DRC accords its own property.

        SECTION 11.    Remedies Upon Event of Default.

          (a)   If, and only if, any Event of Default shall have occurred and be continuing, DRC may in good faith exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, under the Sale and Assignment Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the Collateral), in all relevant jurisdictions, and also may:

            (i)    require ISIS to, and ISIS hereby agrees that it will at its expense and upon request of DRC forthwith, assemble all or part of the Collateral as directed by DRC and make it available to DRC at a place to be designated by DRC that is reasonably convenient to both parties, and

            (ii)   personally or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from ISIS or any other person who has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon ISIS' premises where any of the Collateral is located and remove same.

          (b)   On Closing, DRC shall grant to ISIS a sole and exclusive, royalty-free, perpetual, right and license, with the right to sublicense, world-wide, to exploit the Patent Collateral outside the Field in the form of Exhibit IV annexed hereto, such grant to take effect upon any assignment to DRC or a transferee or assignee of DRC of any rights, title and interests in and to the Patent Collateral pursuant to the provisions hereof.

          (c)   Anything contained herein to the contrary notwithstanding (subject to Subsection (d)), upon the occurrence and during the continuation of an Event of Default, DRC shall have the right (but not the obligation) to bring suit, in the name of ISIS, DRC or otherwise, to enforce any Patent Collateral, in which event ISIS shall, at the request of DRC, do any and all lawful acts and execute any and all documents required by DRC in aid of such enforcement and ISIS shall promptly, upon demand, reimburse and indemnify DRC as provided in the Sale and Assignment Agreement and Section 13 hereof, as applicable, in connection with the exercise of its rights under this Section. Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, DRC and any assignee or transferee of the Patent Collateral shall have the right to grant license(s) to any or all of the Patent Collateral within the Field. If DRC or any assignee or transferee of the Patent Collateral grants any such license(s), ISIS shall enter into a non-disturbance agreement or other similar arrangement, at DRC's or such assignee's or transferee's request and expense, with DRC or such assignee or transferee and any licensee of any or all of the Patent Collateral within the Field in form and substance reasonably satisfactory to DRC or such assignee or transferee pursuant to which ISIS shall agree not to disturb or interfere with such licensee's rights under its license agreement with DRC or such assignee or transferee so long as such licensee is not in default thereunder.

          (d)   Notwithstanding any other term or condition of this Agreement, DRC acknowledges and agrees that if an Event of Default qualifies as a Special Event of Default, DRC shall only exercise its rights under this Agreement if ISIS fails to pay to DRC the Liquidated Damages Amount in accordance with Article 5.A of the Sale and Assignment Agreement, including without limitation the amount under Subsection 5.A.2(b) or (c), as applicable.

        SECTION 12.    Application of Proceeds.

        Except as expressly provided elsewhere in this Agreement, all proceeds received by DRC in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (collectively, "Proceeds") shall be applied to satisfy (to the extent of the net proceeds received by DRC) such item or part of the Secured Obligations (including, but not limited to any Damages) as DRC may designate (with the right to reapply such proceeds to such other items or part of the Secured Obligations). Once the Proceeds have satisfied the Secured Obligations, DRC will return to ISIS any Proceeds in excess of the amount required to satisfy the Secured Obligations, whether such excess Proceeds are then held or later received by DRC.

        SECTION 13.    Reimbursement of Expenses.

          (a)   ISIS agrees to pay to DRC upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that DRC may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of DRC hereunder, or (iii) the failure by ISIS to perform or observe any of the provisions hereof.

          (b)   The obligations of ISIS in this Section 13 shall (i) survive the termination of this Agreement and the discharge of ISIS' other obligations under this Agreement and the Sale and Assignment Agreement.

        SECTION 14.    Calculation of Damages.

          (a)   Calculation of Damages.    Whenever DRC exercises its rights under Section 11 (an "Enforcement"), DRC will deliver to ISIS a reasonably detailed statement of the basis for such Enforcement and DRC's commercially reasonable calculation of its Damages (an "Enforcement Notice"). Within sixty (60) calendar days after the delivery by DRC of an Enforcement Notice, ISIS may deliver to DRC a written notice (a "Dispute Notice") of any objection to the calculation of Damages contained therein, which Dispute Notice will contain a reasonably detailed statement of the basis of such objection and ISIS' calculation of the Damages. If a Dispute Notice is not delivered within such 60-calendar day period, the calculations of Damages contained in the Enforcement Notice will become final and binding upon the parties to this Agreement

          (b)   No Dispute.    If ISIS timely delivers a Dispute Notice to DRC, DRC may deliver to ISIS a written response (the "Dispute Response") within thirty (30) calendar days in which DRC will either agree with the calculation of Damages contained in the Dispute Notice or dispute such calculation. If the Dispute Response is not delivered within such 30-calendar day period, the calculation of Damages contained in the Dispute Notice will become final and binding upon the parties to this Agreement. In such instance, or in the event DRC delivers a Dispute Response in which DRC agrees with the calculation of Damages contained in the Dispute Notice, then the calculation of Damages contained in the Dispute Notice will become final and binding upon the parties to this Agreement.

          (c)   Dispute.    In the event that DRC and ISIS are unable to resolve all disagreements relating to a Dispute Notice and Dispute Response within twenty (20) calendar days following delivery of the Dispute Response, then either party shall be entitled to submit such dispute to a court of competent jurisdiction for resolution.

          (d)   Enforcement Not Affected.    For avoidance of doubt, the provisions of this Section 14 are intended to govern the determination of Damages but shall in no way delay, limit, restrict,

  prejudice, alter or affect DRC's rights and remedies including without limitation its right to enforce in good faith the security interest and lien granted herein and realize in a commercially reasonable manner upon all or any part of the Collateral.

        SECTION 15.    Continuing Security Interest; Termination and Release.

          (a)   This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, (ii) be binding upon ISIS and its respective successors and assigns, and (iii) inure, together with the rights and remedies of DRC hereunder, to the benefit of DRC and its successors, transferees and assigns.

          (b)   As contemplated by Subsection 5.A.2(a) of the Sale and Assignment Agreement and/or upon written confirmation by DRC to ISIS of the payment and performance in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to ISIS. Upon any such termination DRC will, at ISIS' expense, execute and deliver to ISIS such documents as ISIS shall reasonably request to evidence such termination.

        SECTION 16.    Amendments; Etc.

        No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by ISIS therefrom, shall in any event be effective unless the same shall be in writing and signed by DRC and, in the case of any such amendment or modification, by ISIS. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        SECTION 17.    Notices.

        All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in person, sent by overnight courier, facsimile transmission or posted by registered or certified mail, return receipt requested, with postage prepaid, addressed to the address of DRC or ISIS, as applicable, provided in Section 7.3 of the Sale and Assignment Agreement or to such other address or addresses as DRC or ISIS may from time to time designate by notice as provided herein. Any such notice shall be deemed given when actually received when so delivered personally or by overnight courier or if mailed, other than during a period of general discontinuance or disruption of postal service due to strike, lockout or otherwise, on the fifth (5th) day after its postmarked date thereof or if sent by facsimile transmission on the date sent if such day is a business day or the next following business day if such day is not a business day. For the purposes of this Agreement, "business day" means any day other than Saturday, Sunday or a statutory or civic holiday observed in Toronto, Ontario or Carlsbad, California.

        SECTION 18.    Failure or Indulgence Not Waiver; Remedies Cumulative.

        No failure or delay on the part of DRC in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 19.    Severability.

        If a court deems any part of this Agreement unenforceable, the parties agree that only the offending part shall be stricken and that the remaining parts shall be unaffected.

        SECTION 20.    Headings.

        Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        SECTION 21.    Governing Law; Terms; Rules of Construction.

        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Sale and Assignment Agreement, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.

        SECTION 22.    Consent to Jurisdiction and Service of Process.

        ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ISIS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, ISIS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ISIS AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 16; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ISIS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT DRC RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ISIS IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 21 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

        SECTION 23.    Waiver of Jury Trial.

        ISIS AND DRC HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. ISIS and DRC acknowledge that this waiver is a material inducement for ISIS and DRC to enter into a business relationship, that ISIS and DRC have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. ISIS and DRC further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 22 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        SECTION 24.    Counterparts.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by each party hereto and delivered to each other party hereto.

        SECTION 25.    Successors and Assigns.

        This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of ISIS and DRC. This Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party; provided, however that (i) DRC may assign this Agreement in whole or in part by way of [***] and/or to [***] and/or as part of a sale of a material part of DRC whether by way of reorganization or otherwise, without the consent of ISIS provided DRC gives prompt written notice of such assignment to ISIS and the assignee (or in the case of any financial institution or other lender, any purchaser from such financial institution or other lender) agrees in writing to be bound hereby and (ii) ISIS may assign this Agreement in connection with the sale of all or substantially all of its business (whether by sale of assets, stock or merger) without the consent of DRC provided ISIS gives prompt written notice of such assignment to DRC and the assignee agrees in writing to be bound hereby.

        IN WITNESS WHEREOF, ISIS and DRC have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISIS PHARMACEUTICALS INC.
By:	/s/ B. LYNNE PARSHALL
	Name:	B. Lynne Parshall
	Title:	Executive Vice President, CFO and Director
DRUG ROYALTY USA, INC.
By:	/s/ BEHZAD KHOSROWSHAHI
	Name:	Behzad Khosrowshahi
	Title:	President

SCHEDULE 1 TO
SECURITY AGREEMENT

DEFINITIONS

        Capitalized terms used in this Agreement and not defined in this Schedule 1 shall have the meanings attributed thereto in the Sale and Assignment Agreement.

        "Agreement" has the meaning set forth on the cover page of this Agreement.

        "Collateral" has the meaning set forth in Section 2 of this Agreement.

        "DRC" has the meaning set forth on the cover page of this Agreement.

        "Grant" has the meaning set forth in Subsection 5(f) of this Agreement.

        "ISIS" has the meaning set forth on the cover page of this Agreement.

        "License Agreement" means that certain License Agreement effective as of December 31, 2001 pursuant to which ISIS granted to Eyetech a non-exclusive license under the Licensed Patent Rights to make, have made, use and sell EYE001 (for greater certainty, the Product) world-wide, with the right to sublicense, as such agreement relates to the ISIS Rights but not the Assigned Rights and as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

        "Major Market" means [***], any [***] country, [***] or the [***].

        "obligations" means indebtedness, obligations, promises, covenants, responsibilities, duties and liabilities (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise, and "obliged", "obligation" and "obligated" shall have corresponding meanings.

        "Patent Collateral" means all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to the Patents, including, without limitation, the [***] Patents, as the same may be amended from time to time, all rights corresponding thereto (including, without limitation, ISIS' rights under the [***] License and the right, exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of ISIS or in the name of DRC), and all re-issues, re-examinations, divisions, continuations, renewals, extensions, continuations-in-part and foreign counterparts thereof.

        "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

        "Sale and Assignment Agreement" means the Agreement for Sale and Assignment of Rights between ISIS and DRC dated as of December 21, 2004, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, pursuant to which ISIS has agreed to sell, assign, transfer, set-over and convey to DRC the Assigned Rights in consideration of the payment by DRC to ISIS of the Purchase Price.

        "Secured Obligations" means all obligations and liabilities of every nature of ISIS now or hereafter existing under or arising out of or in connection with the Sale and Assignment Agreement, whether for damages, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to ISIS, would accrue on such obligations, whether or not a claim is allowed against ISIS for such interest in the related bankruptcy proceeding), reimbursement of fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from DRC as a preference, fraudulent transfer or otherwise, and all obligations of every nature of ISIS now or hereafter existing under this Agreement.

        "UCC" means Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of New York.

SCHEDULE 5(b)
TO
SECURITY AGREEMENT

Office Locations, Type and Jurisdiction of Organization

Name	Type of Organization	Office Locations	Jurisdiction of Organization	Organization Number
ISIS Pharmaceuticals Inc.	Corporation		Delaware

SCHEDULE 5(d)(i)
TO
SECURITY AGREEMENT

[***]

SCHEDULE 5(e)
TO
SECURITY AGREEMENT

Filing Offices

Grantor	Filing Offices
ISIS Pharmaceuticals Inc.	(a) Secretary of State for the State of Delaware
(b) Secretary of State for the State of California

EXHIBIT I TO
SECURITY AGREEMENT

[FORM OF GRANT OF PATENT SECURITY INTEREST]

GRANT OF PATENT SECURITY INTEREST

WHEREAS, ISIS PHARMACEUTICALS, INC., a Delaware corporation (the "Grantor"), has entered into a security agreement dated December 21, 2004, (said security agreement, as it may hereinafter be amended, restated, supplemented or otherwise modified from time to time, being the "Security Agreement") between the Grantor and DRC Royalty USA Inc., a Nevada Corporation ("DRC") pursuant which the Grantor has granted to DRC certain security as general and continuing security for the due payment and performance of all of the Grantor's obligations to DRC under that certain sale and assignment agreement between the Grantor and DRC dated December 21, 2004. All capitalized terms not defined herein have the meanings attributed thereto in the Security Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, the Grantor hereby grants to DRC a security interest in all of the Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which the Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Patent Collateral"):

(a)
all right, title and interest (including rights acquired pursuant to a license or otherwise) in and to the patents listed on Schedule A-1 attached hereto ("Patents"), as the same may be amended from time to time, all rights corresponding thereto (including, without limitation, Debtor's rights under the [***] license and the right, exercisable only upon the occurrence and during the continuation of an event of default, to sue for past, present and future infringements in the name of Debtor or in the name of Secured Party), and all re-issues, re-examinations, divisions, continuations, renewals, extensions, continuations-in-part and foreign counterparts thereof; and

(b)
all proceeds, products, royalties, payments, property and license fees of or from any and all of the foregoing collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral, excluding (i) all proceeds and other consideration arising under permitted licenses of the Patent Collateral and (ii) the milestone payments pursuant to Sections 3.1.1 and 3.1.2 of the License Agreement.

        The Grantor does hereby further acknowledge and affirm that the rights and remedies of DRC with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement dated December 21, 2004 between the Grantor and DRC, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

        IN WITNESS WHEREOF, the Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the 21st day of December, 2004.

ISIS PHARMACEUTICALS, INC.
By:	Signature
Name (printed)
Title

SCHEDULE A-1

[***]

EXHIBIT II TO
SECURITY AGREEMENT

SPECIAL POWER OF ATTORNEY

STATE OF	)
	)	ss.:
COUNTRY OF	)

KNOW ALL MEN BY THESE PRESENTS, that ISIS PHARMACEUTICALS, INC., a Delaware corporation ("Grantor"), hereby appoints and constitutes DRUG ROYALTY USA, INC., a Nevada corporation ("DRC"), and each of its officers, or any person or agent as DRC may direct, its true and lawful attorney, with full power of substitution and with full power and authority in the place and stead of Grantor, and in the name of Grantor, DRC or otherwise, from time to time in DRC's discretion to take any action and to execute any instrument that DRC may, in its sole discretion, deem necessary or advisable to accomplish the following:

  (a)
  to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the "Collateral" (as such term is defined in the security agreement referred to below);

  (b)
  to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

  (c)
  to file any claims or take any action or institute any proceedings that DRC may in its sole discretion deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of DRC with respect to any of the Collateral;

  (d)
  to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by DRC in its sole discretion, any such payments made by DRC to become obligations of ISIS to DRC, due and payable immediately without demand;

  (e)
  to sign and endorse any invoices, drafts against debtors, assignments, verifications, notices and other documents relating to the Collateral; and

  (f)
  to prepare, file and sign ISIS' name on an assignment document in the form of Exhibit III annexed the security agreement referred to below (including without limitation Schedule A thereto) with such modifications thereto as DRC may in its sole discretion deem necessary or desirable to transfer ownership of the Collateral to DRC or an assignee or transferee of DRC.

This Power of Attorney is made pursuant to a security agreement dated December 21, 2004 between Grantor and DRC (the "Security Agreement") and is subject to the terms and provisions thereof. This Power of Attorney, being coupled with an interest, is irrevocable until all "Secured Obligations", as such term is defined in the Security Agreement, are indefeasibly paid in full and the Security Agreement is terminated in writing by DRC.

Date: <*>

ISIS PHARMACEUTICALS, INC.
By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTRY OF	)

On this        day of                        , 2004, before me personally came                        , to me known, who being duly sworn, did depose and say, that he is the                        of ISIS PHARMACEUTICALS, INC., the corporation described in and which executed the foregoing instrument.

Notary Public

EXHIBIT III TO
SECURITY AGREEMENT

ASSIGNMENT OF PATENTS

THIS ASSIGNMENT AGREEMENT ("Assignment") entered into this <*> day of <month*>, <year*>. [NTD: to be executed only upon the occurrence and continuance of an Event of Default]

B E T W E E N:

      ISIS PHARMACEUTICALS, INC.
      <insert address current as at date of execution*>

      (hereinafter referred to as the "      Assignor")

-and-

      [DRUG ROYALTY USA, INC. or a transferee or assignee of DRUG
      ROYALTY USA, INC.]
      <insert address current as at date of execution*>

      (hereinafter referred to as the "      Assignee")

        WHEREAS, Assignor desires to assign, and Assignee desires to acquire, Assignor's entire, right, title and interest in and to the (i) patent applications; and (ii) patents, filed and/or issued on such dates, under such application, serial or grant numbers, and in such countries as described in the attached Schedule "A" (collectively the "Patents").

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Assignor does hereby sell, assign and transfer to Assignee, Assignor's whole right, title and interest to: (i) the Patents, any foreign applications or issued patents corresponding thereto, any divisionals, continuations, continuations-in-part, re-examinations, reissues, renewals and extensions thereof, whether presently pending or filed in the future; and (ii) all causes of action (either in law or equity) and the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned to Assignee; the same to be held and enjoyed by Assignee as fully and exclusively as they would have been by the Assignor had this sale, assignment and transfer not been made

Assignor further represents and agrees with Assignee, its successors and assigns, that it will from time to time and at all times hereafter, upon every reasonable request of Assignee, its successors and assigns, make, do and execute or cause and procure to be made, done and executed all further acts, deeds or assurances as may be reasonably required by Assignee, its successors and assigns, for more effectually and completely vesting in Assignee, its successors and assigns the Patents hereby assigned in accordance with the terms hereof.

This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Assignment.

IN WITNESS WHEREOF, the parties have executed and delivered this Assignment as of the date first written above.

ISIS PHARMACEUTICALS, INC.		[DRUG ROYALTY USA, INC./TRANSFEREE/ASSIGNEE]
By:		By:
	Name:		Name:
	Title:		Title:
STATE OF	)
	)	ss.:
COUNTRY OF	)

On this        day of                        ,             , before me personally came                        , to me known, who being duly sworn, did depose and say, that he is the                        of ISIS PHARMACEUTICALS, INC., the corporation described in and which executed the foregoing instrument.

Notary Public
STATE OF	)
	)	ss.:
COUNTRY OF	)

On this        day of                        ,             , before me personally came                        , to me known, who being duly sworn, did depose and say, that he is the                        of [DRUG ROYALTY USA, INC./TRANSFEREE/ASSIGNEE], the corporation described in and which executed the foregoing instrument.

Notary Public

SCHEDULE A
PATENTS

[***]

QuickLinks

SECURITY AGREEMENT
SCHEDULE 1 TO SECURITY AGREEMENT
SCHEDULE 5(d)(i) TO SECURITY AGREEMENT
[FORM OF GRANT OF PATENT SECURITY INTEREST]
GRANT OF PATENT SECURITY INTEREST
ASSIGNMENT OF PATENTS
SCHEDULE A PATENTS